Exhibit 99.1

You have the option to submit your proxy by the Internet, telephone or mail. Your vote does not count until we receive it.
REYNOLDS AMERICAN INC. 401 NORTH MAIN STREET WINSTON-SALEM, NC 27102-2990

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions, and for electronic delivery of information up until 11:59 P.M. Eastern Time on [●] ([●] for Savings Plan or SIP participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [●] ([●] for Savings Plan or SIP participants). Have your proxy card in hand when you call and follow the simple instructions provided to you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Reynolds American Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned the proxy card.

If you vote by telephone or Internet, do not mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

REYNOLDS AMERICAN INC.

The Board of Directors recommends a vote FOR:
		For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger, dated as of January 16, 2017, as it and the plan of merger contained therein may be amended from time to time, referred to as the merger agreement, by and among Reynolds American Inc., referred to as RAI, British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales, referred to as BAT, BATUS Holdings Inc., a Delaware corporation and indirect, wholly owned subsidiary of BAT, and Flight Acquisition Corporation, a North Carolina corporation and indirect, wholly owned subsidiary of BAT, referred to as Merger Sub, pursuant to which Merger Sub will be merged with and into RAI, and RAI will continue as the surviving corporation in the merger and an indirect, wholly owned subsidiary of BAT, which transaction is referred to as the merger.	☐	☐	☐

2.	Approval on a non-binding, advisory basis, of the compensation payments that will or may be paid by RAI or BAT to RAI’s named executive officers and that are based on or otherwise relate to the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐

3.	Approval of the adjournment of the special meeting of RAI shareholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Note: Please make sure that you complete, sign and date your proxy card. Please sign exactly as your names(s) appear(s) on the account. When signing as a fiduciary, please give your full title as such. Each joint owner should sign personally. Corporate proxies should be signed in full corporate name by an authorized officer.

Shares for which an executed proxy is received, but no instruction is given, will be voted by the proxies FOR Item 1 and FOR Item 2 and FOR Item 3; and by Fidelity, as Trustee under the Savings Plan, and FESC, as Custodian under the SIP, in the same proportion as the shares for which instructions are received by Fidelity and FESC, respectively.

Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

Please complete, sign and date your proxy card and return this proxy card in the enclosed envelope or vote by telephone or Internet as soon as possible!

To:	Shareholders of Reynolds American Inc. Participants in the RAI 401k Savings Plan Participants in the Puerto Rico Savings & Investment Plan

Shares of common stock of Reynolds American Inc. will be voted as you direct if this card is completed by you and received by Broadridge on or before [●] ([●] for Savings Plan or SIP participants). Broadridge is responsible for tabulating the returns.

If you have any questions or need assistance in voting the shares, please contact:

Reynolds American Inc.

Shareholder Services

401 North Main Street

Winston-Salem, NC 27101

(866) 210-9976 (toll-free)

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.proxyvote.com.

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

REYNOLDS AMERICAN INC. PROXY This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on [●].

The undersigned shareholder of Reynolds American Inc. hereby appoints Debra A. Crew, McDara P. Folan, III and Constantine (Dean) E. Tsipis, and each of them (with full power of substitution and resubstitution), as proxies of the undersigned, to vote all shares of the common stock of Reynolds American Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on [●] at [●] (Eastern Time) in the Reynolds American Plaza Building Auditorium, 401 North Main Street, Winston-Salem, North Carolina, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The undersigned also provides instructions to Fidelity Management Trust Company (“Fidelity”), as Trustee under the RAI 401k Savings Plan (the “Savings Plan”), and to Fidelity Employer Services Company LLC (“FESC”), as Custodian under the Puerto Rico Savings & Investment Plan (the “SIP”), to vote shares of the common stock of Reynolds American Inc. allocated, respectively, to accounts of the undersigned under the Savings Plan or the SIP, and which are entitled to be voted at the Special Meeting, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and to vote all such shares on such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

The undersigned acknowledges receipt prior to the execution of this proxy card of a notice of special meeting of shareholders and a proxy statement/prospectus dated [●].

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed and dated on reverse side